Exhibit (s)

FUNDRISE REAL ESTATE INTERVAL FUND, LLC

POWER OF ATTORNEY

November 5, 2021

Each of the undersigned persons do hereby constitute and appoint as their attorney-in-fact and agent Michelle A. Mirabal, Bjorn J. Hall and Benjamin St. Angelo and each of them, with full power to act without the other, as the true and lawful attorney-in-fact and agent, with full and several power of substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission, registration statements on Form N-2 or Form N-14, and any amendments thereto (including without limitation pre- and post-effective amendments), all applications for exemptive relief from state or federal regulations, and any and all amendments thereto, and to perform any and all such acts as such attorney-in-fact may deem necessary or advisable to enable the Fundrise Real Estate Interval Fund, LLC (the “Fund”) to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith to execute and file all requisite papers and documents; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the Fund and undersigned person might or could do herself, himself or itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, each of the undersigned have executed this Power of Attorney in the capacity indicated to be effective as of the date first written above.

/s/ Benjamin S. Miller
Benjamin S. Miller
Director, President and Principal Executive Officer

/s/ Alison A. Staloch
Alison A. Staloch
Treasurer and Principal Financial/Accounting Officer

/s/ Jeffrey R. Deitrich
Jeffrey R. Deitrich
Director

/s/ Glenn R. Osaka
Glenn R. Osaka
Director

/s/ Gayle P. Starr
Gayle P. Starr
Director

FUNDRISE REAL ESTATE INTERVAL FUND, LLC

RESOLUTIONS APPROVING THE POWER OF ATTORNEY

The Board of Directors of Fundrise Real Estate Interval Fund, LLC approved the Power of Attorney, dated November 5, 2021, by adopting the following resolutions:

RESOLVED, that the Powers of Attorney, in substantially the form presented at this meeting, appointing Michelle A. Mirabal, Bjorn J. Hall and Benjamin St. Angelo, each with full power to act alone, as attorneys-in-fact and agents for each member of the Board of Directors of Fundrise Real Estate Interval Fund, LLC (the “Fund”) and for the Fund’s principal executive officer and principal financial/accounting officer for the purpose of executing and filing for and on behalf of the Fund, including each member of the Fund’s Board of Directors and the Fund’s principal executive officer and principal financial/accounting officer, all requisite documents with the U.S. Securities and Exchange Commission and the offices of the securities administrators of the states and similar jurisdictions of the United States be, and hereby is, approved; and it is

FURTHER RESOLVED, that the above-referenced persons appointed as attorneys-in-fact be, and they hereby are, authorized and empowered to take such action as is necessary to carry out the intent of the foregoing resolution, including, but not limited to, executing any required documents on behalf of the Fund, including its principal executive officer and principal financial/accounting officer, and each member of the Fund’s Board of Directors; and it is

FURTHER RESOLVED, that the officers of the Fund, and they hereby are, authorized to do all things and execute all deeds, documents and instruments in writing as may be necessary in connection with carrying out the foregoing.